Consent of Independent Registered Public Accounting Firm

The Board of Directors

Astoria Financial Corporation:

We consent to the use of our reports dated March 3, 2005, incorporated by reference in the Registration Statement on Form S-8 of Astoria Financial Corporation (the “Company”) related to the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Coproration, with respect to (i) the consolidated statements of financial condition of the Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the Company’s December 31, 2004 Annual Report on Form 10-K.

/s/ KPMG LLP

New York, New York

December 20, 2005